                   Consent of Independent Public Accountants
                   -----------------------------------------



As independent public accountants, we hereby consent to the use of our report included herein and to all references to our Firm included in or made a part of this registration statement.



                                         ARTHUR ANDERSEN & CO.



Memphis, Tennessee

May 23, 1994